                                                                    EXHIBIT 23.1



                                             ____________________________
         [LOGO]                              Deloitte & Touche LLP
                                             Suite 2100
                                             1055 Dunsmuir Street
                                             P.O. Box 49279
                                             Four Bentall Centre
                                             Vancouver, British Columbia
                                             V7X 1P4




                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report relating to the Clean Energy Combustion Systems, Inc. dated March 31, 2000 on the consolidated financial statements for the period ended December 31, 1999, in the Registration Statement on Form SB-2, Amendment No. 2, of Clean Energy Combustion Systems, Inc.


/s/ Deloitte & Touche LLP.
CHARTERED ACCOUNTANTS
Vancouver, British Columbia, Canada

April 21, 2000